Exhibit 99.1
News
Release

Date:	October 28, 2020

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Third Quarter Earnings
Company narrows 2020 guidance range and affirms financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2020 earnings of $2.59 per share on an as-reported basis and $2.44 per share on an adjusted basis (non-GAAP).

“We delivered another strong quarter. With the confidence and clarity we have for the remainder of the year, we are narrowing our 2020 adjusted earnings per share guidance range, and we are affirming our longer-term outlooks,” said Entergy Chairman and Chief Executive Officer Leo Denault. “This year has presented challenges for all of us and, at Entergy, we were well prepared. For the past several years, we’ve been building the culture, processes, and resources to successfully deliver on our commitments, even in the face of extraordinary times. It’s what our stakeholders expect of us. Our strong results demonstrate the progress we’ve made.”

Business highlights included the following:
•E-LA customers began to receive power from Capital Region Solar, the largest solar facility in Louisiana.
•E-AR selected Walnut Bend Solar from its renewable RFP, and E-TX selected Liberty County Solar and Umbriel Solar from its renewable RFP.

Table of Contents Page
News Release    1
Appendices    7
A: Consolidated Results and Adjustments    8
B: Earnings Variance Analysis    11
C: Utility Financial and Operating Measures    14
D: EWC Financial and Operating Measures    15
E: Consolidated Financial Measures    16
F: Definitions and Abbreviations and Acronyms    17
G: Other GAAP to Non-GAAP Reconciliations    20
Financial Statements    23

•The PUCT approved E-TX’s DCRF filing.
•The CCNO approved a settlement agreement, resolving E-NO’s rate case appeal and FRP delay.
•Palisades completed its final refueling outage.
•Entergy was named as one of the nation’s top utilities in economic development by Site Selection magazine for the 13th consecutive year.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Third Quarter and Year-to-Date 2020 vs. 2019 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Third Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings	521	365	156	1,000	856	144
Less adjustments	30	(141)	171	4	(70)	74
Adjusted earnings (non-GAAP)	491	506	(15)	996	927	70
Estimated weather in billed sales	1	13	(12)	(53)	1	(54)

(After-tax, per share in $)
As-reported earnings	2.59	1.82	0.77	4.98	4.38	0.60
Less adjustments	0.15	(0.70)	0.85	0.02	(0.36)	0.38
Adjusted earnings (non-GAAP)	2.44	2.52	(0.08)	4.96	4.74	0.22
Estimated weather in billed sales	0.01	0.06	(0.05)	(0.26)	0.01	(0.27)

Calculations may differ due to rounding

Consolidated Results

For third quarter 2020, the company reported earnings of $521 million, or $2.59 per share, on an as-reported basis, and earnings of $491 million, or $2.44 per share, on an adjusted basis. This compared to third quarter 2019 earnings of $365 million, or $1.82 per share, on an as-reported basis, and earnings of $506 million, or $2.52 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For third quarter 2020, the Utility business reported earnings attributable to Entergy Corporation of $552 million, or $2.74 per share, on both an as-reported and an adjusted basis. This compared to third quarter 2019 earnings of $578 million, or $2.88 per share, on both an as-reported basis and an adjusted basis. Drivers for the quarter included:
•lower sales volume, including the effects of COVID-19, Hurricane Laura, and weather; and
•higher depreciation and interest expenses.

These drivers were partially offset by:
•regulatory actions at E-AR, E-LA, E-MS, and E-TX; and
•lower other O&M.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For third quarter 2020, Parent & Other reported a loss attributable to Entergy Corporation of $(61 million), or (30) cents per share, on both an as-reported basis and an adjusted basis. This compared to a loss of $(72 million), or (36) cents per share, on both an as-reported and an adjusted basis in third quarter 2019.

Entergy Wholesale Commodities

For third quarter 2020, EWC reported earnings attributable to Entergy Corporation of $30 million, or 15 cents per share, on an as-reported basis. This compared to a third quarter 2019 loss of $(141 million), or (70) cents per share, on an as-reported basis. Drivers for the quarter included:
•lower asset write-offs and impairments;
•higher gains on decommissioning trust funds;
•lower other O&M expense due to the shutdown of Indian Point 2; and
•lower depreciation expenses.

These drivers were partially offset by lower revenue due to the shutdown of Indian Point 2.

Appendix D contains additional details on EWC financial and operating measures, including a reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings Per Share Guidance

Entergy narrowed its 2020 adjusted EPS guidance to a range of $5.60 to $5.70 from $5.45 to $5.75. See webcast presentation slides for additional details.

The company has provided 2020 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately (30) cents in 2020. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, October 28, 2020, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 7684714, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through November 4, 2020, by dialing 855-859-2056, conference ID 7684714.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including 8,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of $11 billion and approximately 13,600 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; ROIC; and ROE are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) excludes the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2020 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.

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Third Quarter 2020 Earnings Release Appendices and Financial Statements

Appendices
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2020 vs. 2019 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Third Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	552	578	(27)	1,216	1,140	76
Parent & Other	(61)	(72)	11	(220)	(213)	(6)
EWC	30	(141)	171	4	(70)	74
Consolidated	521	365	156	1,000	856	144

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	-	-	-
EWC	30	(141)	171	4	(70)	74
Consolidated	30	(141)	171	4	(70)	74

Adjusted earnings (loss) (non-GAAP)
Utility	552	578	(27)	1,216	1,140	76
Parent & Other	(61)	(72)	11	(220)	(213)	(6)
EWC	-	-	-	-	-	-
Consolidated	491	506	(15)	996	927	70
Estimated weather in billed sales	1	13	(12)	(53)	1	(54)

Diluted average number of common shares outstanding (in millions)	201	200		201	196

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	2.74	2.88	(0.14)	6.05	5.83	0.22
Parent & Other	(0.30)	(0.36)	0.06	(1.09)	(1.09)	(0.00)
EWC	0.15	(0.70)	0.85	0.02	(0.36)	0.38
Consolidated	2.59	1.82	0.77	4.98	4.38	0.60

Less adjustments
Utility	-	-	-	-	-	-
Parent & Other	-	-	-	-	-	-
EWC	0.15	(0.70)	0.85	0.02	(0.36)	0.38
Consolidated	0.15	(0.70)	0.85	0.02	(0.36)	0.38

Adjusted earnings (loss) (non-GAAP)
Utility	2.74	2.88	(0.14)	6.05	5.83	0.22
Parent & Other	(0.30)	(0.36)	0.06	(1.09)	(1.09)	(0.00)
EWC	-	-	-	-	-	-
Consolidated	2.44	2.52	(0.08)	4.96	4.74	0.22
Estimated weather in billed sales	0.01	0.06	(0.05)	(0.26)	0.01	(0.27)

Calculations may differ due to rounding

(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Third Quarter and Year-to-Date 2020 vs. 2019
($ in millions)
	Third Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
Utility	976	1,143	(168)	2,371	2,297	73
Parent & Other	(67)	(93)	26	(211)	(216)	5
EWC	13	15	(3)	211	37	174
Consolidated	922	1,065	(143)	2,370	2,118	252

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to lower collections from Utility customers, due in part to COVID-19, and higher pension funding, partially offset by a lower amount of unprotected excess ADIT returned to customers. Intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Third Quarter and Year-to-Date 2020 vs. 2019
	Third Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
EWC
Income before income taxes	43	(171)	214	12	(43)	55
Income taxes	(12)	31	(43)	(6)	(26)	20
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	30	(141)	171	4	(70)	74

Total adjustments	30	(141)	171	4	(70)	74

(After-tax, per share in $) (b)
EWC
Total EWC	0.15	(0.70)	0.85	0.02	(0.36)	0.38

Total adjustments	0.15	(0.70)	0.85	0.02	(0.36)	0.38

Calculations may differ due to rounding
(b)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Third Quarter and Year-to-Date 2020 vs. 2019
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Third Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
EWC
Operating revenues	214	300	(86)	747	1,024	(277)
Fuel and fuel-related expenses	(14)	(26)	11	(51)	(76)	25
Purchased power	(29)	(18)	(11)	(49)	(49)	(1)
Nuclear refueling outage expense	(11)	(12)	2	(35)	(36)	2
Other O&M	(114)	(136)	23	(385)	(513)	128
Asset write-off and impairments	(4)	(198)	194	(16)	(289)	272
Decommissioning expense	(51)	(60)	9	(152)	(187)	35
Taxes other than income taxes	(10)	(13)	3	(44)	(46)	1
Depreciation/amortization exp.	(21)	(38)	17	(81)	(114)	33
Other income (deductions)–other	87	34	53	97	266	(170)
Interest exp. and other charges	(5)	(6)	1	(17)	(24)	7
Income taxes	(12)	31	(43)	(6)	(26)	20
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	30	(141)	171	4	(70)	74

Total adjustments	30	(141)	171	4	(70)	74

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2020 versus 2019 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Third Quarter 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2019 earnings (loss)	2.88	2.88		(0.36)	(0.36)	(0.70)		1.82	2.52
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.12	0.12	(e)	-	-	(0.34)	(f)	(0.22)	0.12
Nuclear refueling outage expense	0.02	0.02		-	-	0.01		0.03	0.02
Other O&M	0.09	0.09	(g)	0.02	0.02	0.09	(h)	0.20	0.11
Asset write-offs and impairments	-	-		-	-	0.76	(i)	0.76	-
Decommissioning expense	(0.01)	(0.01)		-	-	0.04		0.03	(0.01)
Taxes other than income taxes	(0.03)	(0.03)		-	-	0.01		(0.02)	(0.03)
Depreciation/amortization exp.	(0.15)	(0.15)	(j)	-	-	0.07	(k)	(0.08)	(0.15)
Other income (deductions)–other	(0.12)	(0.12)	(l)	0.03	0.03	0.20	(m)	0.11	(0.09)
Interest exp. and other charges	(0.05)	(0.05)	(n)	0.02	0.02	-		(0.03)	(0.03)
Income taxes–other	-	-		(0.01)	(0.01)	0.01		-	(0.01)
Preferred dividend requirements	-	-		-	-	-		-	-
Share effect	(0.01)	(0.01)		-	-	-		(0.01)	(0.01)
2020 earnings (loss)	2.74	2.74		(0.30)	(0.30)	0.15		2.59	2.44

h

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-Date 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2019 earnings (loss)	5.83	5.83		(1.09)	(1.09)		(0.36)		4.38	4.74
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.53	0.53	(e)	-	-		(1.02)	(f)	(0.49)	0.53
Nuclear refueling outage expense	0.04	0.04		-	-		0.01		0.05	0.04
Other O&M	0.40	0.40	(g)	0.02	0.02		0.52	(h)	0.94	0.42
Asset write-offs and impairments	-	-		-	-		1.10	(i)	1.10	-
Decommissioning expense	(0.04)	(0.04)		-	-		0.14	(o)	0.10	(0.04)
Taxes other than income taxes	(0.06)	(0.06)	(p)	-	-		-		(0.06)	(0.06)
Depreciation/amortization exp.	(0.52)	(0.52)	(j)	-	-		0.13	(k)	(0.39)	(0.52)
Other income (deductions)–other	(0.16)	(0.16)	(l)	0.06	0.06	(q)	(0.69)	(m)	(0.79)	(0.10)
Interest exp. and other charges	(0.18)	(0.18)	(n)	0.02	0.02		0.03		(0.13)	(0.16)
Income taxes–other	0.38	0.38	(r)	(0.13)	(0.13)	(s)	0.16	(t)	0.41	0.25
Preferred dividend requirements	(0.01)	(0.01)		-	-		-		(0.01)	(0.01)
Share effect	(0.16)	(0.16)	(u)	0.03	0.03		-		(0.13)	(0.13)
2020 earnings (loss)	6.05	6.05		(1.09)	(1.09)		0.02		4.98	4.96

Calculations may differ due to rounding
(c)Utility operating revenue / regulatory charges, Utility other O&M, and Utility income taxes-other exclude $16 million, $- million, and $16 million respectively in third quarter 2020 and $93 million, $3 million, and $96 million respectively in third quarter 2019 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility operating revenue / regulatory charges, Utility other O&M, and Utility income taxes-other exclude $61 million, $- million, and $61 million respectively in 2020 and $216 million, $3 million, and $219 million respectively in 2019 (net effect is neutral to earnings).
(d)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2020 vs. 2019 ($ EPS)
	3Q	YTD
Volume/weather	(0.30)	(0.55)
Retail electric price	0.42	1.12
Reg. provision for E-AR FRP	-	0.05
Reg. liability for tax sharing	-	(0.10)
Other	-	0.01
Total	0.12	0.53
(e)The third quarter and year-to-date earnings increases were primarily driven by E-AR’s FRP; E-LA’s FRP, including recovery of the LCPS; E-MS’s FRP, vegetation rider, and recovery of Choctaw; and E-TX’s TCRF.

Partially offsetting was volume/weather, including the effects of COVID-19 and Hurricane Laura as well as E-NO’s rate case. The year-to date variance also reflected recovery of the J. Wayne Leonard Power Station, a first quarter 2019 regulatory reserve at E-AR, and a regulatory liability for tax sharing with E-LA customers (this partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote r).
(f)The third quarter and year-to-date earnings decreases were due largely to lower revenues from the shutdown of Indian Point 2 in April 2020. The year-to-date variance also reflected lower revenues from the shutdown of Pilgrim in May 2019 and lower capacity and energy prices, partially offset by higher energy volume in the remaining EWC nuclear fleet.
(g)The third quarter and year-to-date earnings increases from lower Utility other O&M were due primarily to a decrease in loss provisions, lower contract costs related to new customer initiatives, and lower non-nuclear generation expenses related to long-term service agreements and the timing and scope of outages, including a delay in planned outages as a result of COVID-19. These were partially offset by higher compensation and benefits costs, primarily pension. The year-to-date variance also reflected lower nuclear generation expenses, higher nuclear insurance refunds, and higher E-MS storm damage provisions (offset in operating revenue).
(h)The third quarter and year-to-date earnings increases from lower EWC other O&M were due largely to the shutdown of Indian Point 2 in April 2020. The year-to-date variance also reflected the shutdown of Pilgrim in May 2019, as well as a decrease in severance and retention expense.
(i)The third quarter and year-to-date earnings increases from lower EWC asset write-offs and impairments were due primarily to a $191 million loss (pre-tax) on the sale of Pilgrim in third quarter 2019. The year-to-date variance also reflected higher impairment charges in first quarter 2019, largely refueling outage costs at Indian Point.
(j)The third quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including the LCPS and Choctaw. The year-to-date variance also reflected the J. Wayne Leonard Power Station being placed in service in second quarter 2019, as well as higher depreciation rates at E-MS.
(k)The third quarter and year-to-date earnings increases from lower EWC depreciation expense were due primarily to the shutdown of Indian Point 2 in April 2020. The year-to-date variance also reflected the shutdown of Pilgrim in May 2019.
(l)The third quarter and year-to-date earnings decreases from lower Utility other income (deductions)–other were due largely to changes in decommissioning trust fund activity (based on regulatory treatment, decommissioning-related variances are largely earnings neutral). Lower AFUDC as a result of higher construction work in progress in 2019 also contributed.
(m)The third quarter earnings increase from higher EWC other income (deductions)–other was due largely to higher gains on decommissioning trust fund investments in 2020 as compared to 2019, as well as a $16 million pension settlement charge in third quarter 2019 related to the exit of the EWC business. The year-to-date earnings decrease was due largely to performance of nuclear decommissioning trust fund investments in 2020 as compared to 2019.
(n)The third quarter and year-to-date earnings decreases from higher Utility interest expense were due primarily to higher debt balances at E-LA, E-TX, and E-MS. The year-to-date variance also reflected a higher debt balance at E-AR.
(o)The year-to-date earnings increase from lower EWC decommissioning expense was due to the sale of Pilgrim in 2019.
(p)The year-to-date earnings decrease from higher Utility taxes other than income taxes was due primarily to an increase in ad valorem taxes at E-LA.
(q)The year-to-date earnings increase from Parent & Other other income (deductions)–other was due primarily to intercompany interest.
(r)The year-to-date earnings increase from Utility effective income tax rate reflected two first quarter 2020 items. A $55 million tax benefit was recorded as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, recorded as a regulatory charge discussed in footnote e). In addition, an annual tax deduction related to stock-based compensation resulted in an income tax benefit of $22 million, $20 million greater than first quarter 2019.

(s)The year-to-date earnings decrease from Parent & Other effective income tax rate was due to an increase in income tax expense of $23 million as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote r).
(t)The year-to-date earnings increase from EWC effective income tax rate is primarily due to a first quarter 2019 accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019.
(u)The earnings per share impacts from share effect were due to settlement of the equity forward (8.4 million shares settled in May 2019).

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provide comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
Third Quarter and Year-to-Date 2020 vs. 2019
	Third Quarter				Year-to-Date
	2020	2019	% Change	% Weather Adjusted (v)	2020	2019	% Change	% Weather Adjusted (v)
GWh billed
Residential	11,634	11,627	0.1	1.6	27,519	27,749	(0.8)	2.5
Commercial	7,791	8,499	(8.3)	(7.5)	20,106	21,764	(7.6)	(7.1)
Governmental	660	705	(6.4)	(6.2)	1,826	1,932	(5.5)	(5.8)
Industrial	11,994	12,861	(6.7)	(6.7)	35,655	36,509	(2.3)	(2.3)
Total retail sales	32,079	33,692	(4.8)	(4.1)	85,106	87,954	(3.2)	(2.1)
Wholesale	4,881	3,025	61.4		11,109	10,009	11
Total sales	36,960	36,717	0.7		96,215	97,963	(1.8)

Number of electric retail customers
Residential	2,530,150	2,500,653	1.2
Commercial	361,401	359,591	0.5
Governmental	17,653	17,860	(1.2)
Industrial	48,651	49,051	(0.8)
Total retail customers	2,957,855	2,927,155	1.0

Other O&M and refueling outage expense per MWh	$18.02	$19.02	(5.3)		$19.66	$20.53	(4.2)

Appendix C-2: Utility Operating Measures
Twelve Months Ended September 30, 2020 vs. 2019
	Twelve Months Ended September 30
	2020	2019	% Change	% Weather Adjusted (v)
GWh billed
Residential	35,863	35,999	(0.4)	1.7
Commercial	27,098	28,789	(5.9)	(5.9)
Governmental	2,472	2,579	(4.1)	(4.4)
Industrial	47,629	48,390	(1.6)	(1.6)
Total retail sales	113,062	115,757	(2.3)	(1.7)

Calculations may differ due to rounding
(v)The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for third quarter 2020, billed retail sales decreased (4.1) percent, including the impacts of Hurricane Laura and COVID-19. Residential billed sales increased 1.6 percent and commercial billed sales decreased (7.5) percent. Industrial billed sales volume decreased (6.7) reflecting lower sales to existing large and small customers, partially offset by continued growth from new/expansion customers.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2020 vs. 2019
($ in millions)	Third Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
Net income (loss)	31	(141)	171	6	(69)	74
Add back: interest expense	5	6	(1)	17	24	(7)
Add back: income taxes	12	(31)	43	6	26	(20)
Add back: depreciation and amortization	21	38	(17)	81	114	(33)
Subtract: interest and investment income	95	59	37	130	316	(185)
Add back: decommissioning expense	51	60	(9)	152	187	(35)
Adjusted EBITDA (non-GAAP)	24	(127)	151	132	(34)	166

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Third Quarter and Year-to-Date 2020 vs. 2019
	Third Quarter			Year-to-Date
	2020	2019	% Change	2020	2019	% Change
Owned capacity (MW) (w)	2,246	3,274	(31.4)	2,246	3,274	(31.4)
GWh billed	4,332	6,847	(36.7)	16,047	21,308	(24.7)

EWC Nuclear Fleet
Capacity factor	83%	98%	(15.3)	94%	91%	(3.3)
GWh billed	3,943	6,210	(36.5)	14,782	19,602	(24.6)
Production cost per MWh	$21.85	$16.27	34.3	$18.24	$18.48	(1.3)
Average energy/capacity revenue per MWh	$49.71	$42.15	17.9	$45.23	$46.53	(2.8)
Refueling outage days
Indian Point 3	-	-		-	29
Palisades	32	-		32	-

Calculations may differ due to rounding
(w)2020 excludes IP2 (1,028MW), shut down April 30, 2020.
See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Third Quarter 2020 vs. 2019 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2020	2019	Change
GAAP Measures
As-reported ROIC	6.3%	4.8%	1.5%
As-reported ROE	13.3%	8.6%	4.8%

Non-GAAP Financial Measures
Adjusted ROIC	5.4%	5.6%	(0.1)%
Adjusted ROE	10.9%	11.4%	(0.5)%

As of September 30 ($ in millions, except where noted)	2020	2019	Change
GAAP Measures
Cash and cash equivalents	1,240	956	284
Available revolver capacity	4,125	4,115	10
Commercial paper	1,398	1,918	(520)
Total debt	22,127	19,441	2,686
Securitization debt	209	338	(129)
Debt to capital	66.7%	65.4%	1.4%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	49	56	(7)
Total off-balance sheet liabilities	49	56	(7)

Storm escrows	373	410	(37)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	66.5%	65.0%	1.5%
Net debt to net capital, excluding securitization debt	65.2%	63.8%	1.4%
Gross liquidity	5,364	5,071	293
Net liquidity	3,966	3,153	813
Net liquidity, including storm escrows	4,339	3,563	776
Parent debt to total debt, excluding securitization debt	22.4%	20.5%	1.9%
FFO to debt, excluding securitization debt	11.8%	14.2%	(2.3)%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	12.5%	17.6%	(5.1)%

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes	Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades. Revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh	Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under contracts
Planned net MW in operation (average)	Average installed capacity to generate power and/or sell capacity, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
Unit contingent	Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet
Financial Measures – Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC –
borrowed funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENP
EPS
ETR
EWC
FERC
FFO
FIN 48

FRP
GAAP

GCRR
Grand Gulf or GGNS
IIRR-G

Indian Point 1

Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear) (shut down 4/30/20)
Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)

ISES 2 IRS ISO LCPS LPSC LTM MCPS MISO Moody’s MPSC MTEP Nelson 6 NDT NOPS NRC NY PSC NYISO NYSE OCF OpCo OPEB Other O&M P&O Palisades Pilgrim PMR PPA PSC PUCT RICE RFP ROE ROIC RS Cogen RSP S&P SEC SERI TCRF UPSA Vermont Yankee WACC WPEC
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service
Independent system operator
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
New Orleans Power Station
U.S. Nuclear Regulatory Commission
New York Public Service Commission
New York Independent System Operator, Inc.
New York Stock Exchange
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear, sold August 26, 2019)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
(LTM $ in millions except where noted)		Third Quarter
		2020	2019
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,385	790
Preferred dividends		18	16
Tax-effected interest expense		582	548
As-reported net income (loss) attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense	(B)	1,985	1,354

Adjustments	(C)	252	(264)
EWC preferred dividends and tax-effected interest expense included in adjustments		20	27

Total adjustments, excluding EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	272	(237)

Adjusted earnings (non-GAAP)	(A-C)	1,134	1,054
Adjusted earnings, excluding preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,713	1,591

Average invested capital (average of beginning and ending balances)	(E)	31,442	28,413

Average common equity (average of beginning and ending balances)	(F)	10,403	9,224

As-reported ROIC	(B/E)	6.3%	4.8%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.4%	5.6%
As-reported ROE	(A/F)	13.3%	8.6%
Adjusted ROE (non-GAAP)	[(A-C)/F]	10.9%	11.4%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Third Quarter
		2020	2019
Total debt	(A)	22,127	19,441
Less securitization debt	(B)	209	338
Total debt, excluding securitization debt	(C)	21,918	19,103
Less cash and cash equivalents	(D)	1,240	956
Net debt, excluding securitization debt	(E)	20,678	18,147

Commercial paper	(F)	1,398	1,918

Total capitalization	(G)	33,153	29,730
Less securitization debt	(B)	209	338
Total capitalization, excluding securitization debt	(H)	32,944	29,392
Less cash and cash equivalents	(D)	1,240	956
Net capital, excluding securitization debt	(I)	31,704	28,436

Debt to capital	(A/G)	66.7%	65.4%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	66.5%	65.0%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	65.2%	63.8%

Available revolver capacity	(J)	4,125	4,115

Storm escrows	(K)	373	410

Gross liquidity (non-GAAP)	(D+J)	5,364	5,071
Net liquidity (non-GAAP)	(D+J-F)	3,966	3,153
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,339	3,563

Entergy Corporation notes:
Due September 2020		-	450
Due July 2022		650	650
Due September 2025		800	-
Due September 2026		750	750
Due June 2030		600	-
Due June 2050		600	-
Total Entergy Corporation notes	(L)	3,400	1,850
Revolver draw	(M)	150	155
Unamortized debt issuance costs and discounts	(N)	(40)	(9)
Total parent debt	(F+L+M+N)	4,909	3,914

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	22.4%	20.5%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
($ in millions except where noted)		Third Quarter
		2020	2019
Total debt	(A)	22,127	19,441
Less securitization debt	(B)	209	338
Total debt, excluding securitization debt	(C)	21,918	19,103

Net cash flow provided by operating activities, LTM	(D)	3,069	2,644

AFUDC – borrowed funds, LTM	(E)	(55)	(67)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(71)	21
Fuel inventory		(14)	(18)
Accounts payable		277	(158)
Taxes accrued		188	(7)
Interest accrued		14	12
Other working capital accounts		(98)	(97)
Securitization regulatory charges, LTM		125	120
Total	(F)	421	(127)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,594	2,704

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	11.8%	14.2%

Estimated return of unprotected excess ADIT, LTM	(H)	119	469
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	17	183

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	12.5%	17.6%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$34,474	$4,488	$4,897	$43,859
Temporary cash investments	937,823	28,052	229,930	1,195,805
Total cash and cash equivalents	972,297	32,540	234,827	1,239,664
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	798,136	—	46,658	844,794
Allowance for doubtful accounts	(73,426)	—	—	(73,426)
Associated companies	12,516	(13,026)	510	—
Other	118,295	4	4,375	122,674
Accrued unbilled revenues	453,378	—	—	453,378
Total accounts receivable	1,308,899	(13,022)	51,543	1,347,420
Deferred fuel costs	6,798	—	—	6,798
Fuel inventory - at average cost	140,989	—	5,095	146,084
Materials and supplies - at average cost	888,615	3	30,344	918,962
Deferred nuclear refueling outage costs	117,487	—	53,594	171,081
Prepayments and other	183,165	(15,881)	65,512	232,796
TOTAL	3,618,250	(71,360)	515,915	4,062,805

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,445,723	(1,445,809)	86	—
Decommissioning trust funds	3,933,739	—	2,853,218	6,786,957
Non-utility property - at cost (less accumulated depreciation)	327,410	(10)	13,790	341,190
Other	453,223	1,212	11,468	465,903
TOTAL	6,160,095	(1,444,607)	2,878,562	7,594,050

PROPERTY, PLANT, AND EQUIPMENT
Electric	56,206,503	10,647	968,741	57,185,891
Natural gas	577,349	—	—	577,349
Construction work in progress	3,466,304	279	10,803	3,477,386
Nuclear fuel	552,224	—	61,074	613,298
TOTAL PROPERTY, PLANT, AND EQUIPMENT	60,802,380	10,926	1,040,618	61,853,924
Less - accumulated depreciation and amortization	23,008,377	3,515	841,036	23,852,928
PROPERTY, PLANT, AND EQUIPMENT - NET	37,794,003	7,411	199,582	38,000,996

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Other regulatory assets	5,422,588	—	—	5,422,588
Deferred fuel costs	240,290	—	—	240,290
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	71,510	1,210	3,527	76,247
Other	144,638	8,957	142,508	296,103
TOTAL	6,253,125	10,167	149,108	6,412,400

TOTAL ASSETS	$53,825,473	$ (1,498,389)	$3,743,167	$56,070,251

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,050,015	$—	$ -	$1,050,015
Notes payable and commercial paper:
Other	—	1,398,205	—	1,398,205
Account payable:
Associated companies	25,670	(33,963)	8,293	—
Other	2,611,084	696	260,667	2,872,447
Customer deposits	408,764	—	—	408,764
Taxes accrued	959,235	(154,761)	(364,250)	440,224
Interest accrued	181,935	22,521	539	204,995
Deferred fuel costs	156,721	—	—	156,721
Pension and other postretirement liabilities	45,970	—	13,582	59,552
Current portion of unprotected excess accumulated
deferred income taxes	63,261	—	—	63,261
Other	198,284	1,942	21,116	221,342
TOTAL	5,700,939	1,234,640	(60,053)	6,875,526

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,655,198	(237,289)	(749,063)	4,668,846
Accumulated deferred investment tax credits	200,914	—	—	200,914
Regulatory liability for income taxes - net	1,542,122	—	—	1,542,122
Other regulatory liabilities	2,026,867	—	—	2,026,867
Decommissioning and retirement cost liabilities	3,830,156	—	2,560,289	6,390,445
Accumulated provisions	495,675	—	324	495,999
Pension and other postretirement liabilities	1,952,446	—	582,307	2,534,753
Long-term debt	15,963,325	3,510,339	139,000	19,612,664
Other	1,097,630	(443,533)	41,769	695,866
TOTAL	32,764,333	2,829,517	2,574,626	38,168,476

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,269,439	733,904	1,532,198	6,535,541
Retained earnings	9,081,561	831,118	(213,244)	9,699,435
Accumulated other comprehensive loss	(74,708)	—	(315,712)	(390,420)
Less - treasury stock, at cost (69,803,566 shares in 2020)	120,000	4,955,417	—	5,075,417
TOTAL COMMON SHAREHOLDERS' EQUITY	15,130,040	(5,562,546)	1,204,345	10,771,839
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	15,165,040	(5,562,546)	1,204,345	10,806,839

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,825,473	$ (1,498,389)	$3,743,167	$56,070,251

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$28,010	$4,858	$1,374	$34,242
Temporary cash investments	173,613	10,192	207,675	391,480
Total cash and cash equivalents	201,623	15,050	209,049	425,722
Notes receivable	—	(514,116)	514,116	—
Accounts receivable:
Customer	512,228	—	83,281	595,509
Allowance for doubtful accounts	(7,404)	—	—	(7,404)
Associated companies	20,481	(25,572)	5,091	—
Other	210,452	817	8,601	219,870
Accrued unbilled revenues	400,617	—	—	400,617
Total accounts receivable	1,136,374	(24,755)	96,973	1,208,592
Fuel inventory - at average cost	140,010	—	5,466	145,476
Materials and supplies - at average cost	792,192	—	32,797	824,989
Deferred nuclear refueling outage costs	120,110	—	37,458	157,568
Prepayments and other	171,874	(16,346)	128,117	283,645
TOTAL	2,562,183	(540,167)	1,023,976	3,045,992

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,468,991	(1,469,077)	86	—
Decommissioning trust funds	3,719,193	—	2,684,837	6,404,030
Non-utility property - at cost (less accumulated depreciation)	319,504	(5)	13,365	332,864
Other	492,245	—	4,207	496,452
TOTAL	5,999,933	(1,469,082)	2,702,495	7,233,346

PROPERTY, PLANT, AND EQUIPMENT
Electric	53,298,795	10,633	962,039	54,271,467
Natural gas	547,110	—	—	547,110
Construction work in progress	2,813,416	245	9,630	2,823,291
Nuclear fuel	612,900	—	64,281	677,181
TOTAL PROPERTY, PLANT, AND EQUIPMENT	57,272,221	10,878	1,035,950	58,319,049
Less - accumulated depreciation and amortization	22,364,188	2,044	770,124	23,136,356
PROPERTY, PLANT, AND EQUIPMENT - NET	34,908,033	8,834	265,826	35,182,693

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Other regulatory assets	5,292,055	—	—	5,292,055
Deferred fuel costs	239,892	—	—	239,892
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	59,425	1,022	4,014	64,461
Other	122,044	10,680	155,577	288,301
TOTAL	6,087,515	11,702	162,664	6,261,881

TOTAL ASSETS	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$345,012	$450,000	$ -	$795,012
Notes payable and commercial paper:
Other	—	1,946,727	—	1,946,727
Account payable:
Associated companies	34,378	(48,342)	13,964	—
Other	1,303,705	60	196,096	1,499,861
Customer deposits	409,171	—	—	409,171
Taxes accrued	261,125	(957)	(26,713)	233,455
Interest accrued	167,332	26,649	148	194,129
Deferred fuel costs	197,687	—	—	197,687
Pension and other postretirement liabilities	49,348	—	16,836	66,184
Current portion of unprotected excess accumulated
deferred income taxes	76,457			76,457
Other	180,327	1,837	19,616	201,780
TOTAL	3,024,542	2,375,974	219,947	5,620,463

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,899,201	(374,582)	(1,123,429)	4,401,190
Accumulated deferred investment tax credits	207,113	—	—	207,113
Regulatory liability for income taxes - net	1,633,159	—	—	1,633,159
Other regulatory liabilities	1,961,005	—	—	1,961,005
Decommissioning and retirement cost liabilities	3,692,574	—	2,466,638	6,159,212
Accumulated provisions	533,706	—	322	534,028
Pension and other postretirement liabilities	2,141,381	—	656,884	2,798,265
Long-term debt	15,107,596	1,832,047	139,000	17,078,643
Other	1,243,775	(446,069)	55,043	852,749
TOTAL	32,419,510	1,011,396	2,194,458	35,625,364

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,117,727	882,286	1,564,423	6,564,436
Retained earnings	8,014,497	947,932	295,180	9,257,609
Accumulated other comprehensive income (loss)	(102,521)	—	(344,399)	(446,920)
Less - treasury stock, at cost (70,886,400 shares in 2019)	120,000	5,034,150	—	5,154,150
TOTAL COMMON SHAREHOLDERS' EQUITY	13,883,451	(5,376,083)	1,716,307	10,223,675
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	13,918,451	(5,376,083)	1,716,307	10,258,675

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,666,829	$ (24)	$ -	$2,666,805
Natural gas	22,357	—	—	22,357
Competitive businesses	—	35	214,371	214,406
Total	2,689,186	11	214,371	2,903,568

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	407,513	(14)	14,169	421,668
Purchased power	236,254	14	28,656	264,924
Nuclear refueling outage expenses	33,749	—	10,635	44,384
Other operation and maintenance	632,284	5,365	113,688	751,337
Asset write-offs, impairments, and related charges	—	—	4,461	4,461
Decommissioning	44,500	—	50,655	95,155
Taxes other than income taxes	161,283	231	9,911	171,425
Depreciation and amortization	380,219	692	20,667	401,578
Other regulatory credits	(29,380)	—	—	(29,380)
Total	1,866,422	6,288	252,842	2,125,552

OPERATING INCOME	822,764	(6,277)	(38,471)	778,016

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,915	—	—	24,915
Interest and investment income	65,223	(32,730)	95,364	127,857
Miscellaneous - net	(48,920)	(1,502)	(8,492)	(58,914)
Total	41,218	(34,232)	86,872	93,858

INTEREST EXPENSE
Interest expense	175,857	26,647	5,307	207,811
Allowance for borrowed funds used during construction	(11,080)	—	—	(11,080)
Total	164,777	26,647	5,307	196,731

INCOME BEFORE INCOME TAXES	699,205	(67,156)	43,094	675,143

Income taxes	143,622	(6,499)	12,321	149,444

CONSOLIDATED NET INCOME	555,583	(60,657)	30,773	525,699

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$551,550	$ (60,657)	$30,226	$521,119

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.75	($0.30)	$0.15	$2.60
DILUTED	$2.74	($0.30)	$0.15	$2.59

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,220,018
DILUTED				201,115,768
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,812,953	$ (19)	$ -	$2,812,934
Natural gas	27,269	-	-	27,269
Competitive businesses	-	9	300,363	300,372
Total	2,840,222	(10)	300,363	3,140,575

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	571,499	(19)	25,459	596,939
Purchased power	298,566	19	17,754	316,339
Nuclear refueling outage expenses	39,818	-	12,226	52,044
Other operation and maintenance	658,475	10,885	136,336	805,696
Asset write-offs, impairments and related charges	-	-	198,086	198,086
Decommissioning	42,296	-	59,515	101,811
Taxes other than income taxes	152,881	144	12,706	165,731
Depreciation and amortization	340,643	773	37,803	379,219
Other regulatory charges	4,781	-	-	4,781
Total	2,108,959	11,802	499,885	2,620,646

OPERATING INCOME	731,263	(11,812)	(199,522)	519,929

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	33,161	-	-	33,161
Interest and investment income	62,414	(38,655)	58,536	82,295
Miscellaneous - net	(23,215)	(2,450)	(24,421)	(50,086)
Total	72,360	(41,105)	34,115	65,370

INTEREST EXPENSE
Interest expense	164,735	30,728	5,949	201,412
Allowance for borrowed funds used during construction	(14,773)	-	-	(14,773)
Total	149,962	30,728	5,949	186,639

INCOME BEFORE INCOME TAXES	653,661	(83,645)	(171,356)	398,660

Income taxes	71,698	(11,642)	(30,855)	29,201

CONSOLIDATED NET INCOME	581,963	(72,003)	(140,501)	369,459

Preferred dividend requirements of subsidiaries	3,672	-	547	4,219

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$578,291	$(72,003)	$(141,048)	$365,240

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.91	($0.36)	($0.71)	$1.84
DILUTED	$2.88	($0.36)	($0.70)	$1.82

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				198,932,387
DILUTED				200,492,935
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$6,908,047	$(48)	$-	$6,907,999
Natural gas	88,829	-	-	88,829
Competitive businesses	-	77	746,629	746,706
Total	6,996,876	29	746,629	7,743,534

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,108,659	(25)	51,442	1,160,076
Purchased power	644,296	25	49,178	693,499
Nuclear refueling outage expenses	104,769	-	34,727	139,496
Other operation and maintenance	1,787,090	17,599	384,992	2,189,681
Asset write-offs, impairments and related charges	-	-	16,332	16,332
Decommissioning	131,862	-	152,389	284,251
Taxes other than income taxes	455,453	557	44,354	500,364
Depreciation and amortization	1,122,045	2,178	80,834	1,205,057
Other regulatory credits	(62,306)	-	-	(62,306)
Total	5,291,868	20,334	814,248	6,126,450

OPERATING INCOME	1,705,008	(20,305)	(67,619)	1,617,084

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	89,238	-	-	89,238
Interest and investment income	173,716	(108,101)	130,211	195,826
Miscellaneous - net	(89,967)	(5,823)	(33,355)	(129,145)
Total	172,987	(113,924)	96,856	155,919

INTEREST EXPENSE
Interest expense	523,946	88,788	17,465	630,199
Allowance for borrowed funds used during construction	(38,667)	-	-	(38,667)
Total	485,279	88,788	17,465	591,532

INCOME BEFORE INCOME TAXES	1,392,716	(223,017)	11,772	1,181,471

Income taxes	164,383	(3,266)	6,249	167,366

CONSOLIDATED NET INCOME	1,228,333	(219,751)	5,523	1,014,105

Preferred dividend requirements of subsidiaries	12,098	-	1,641	13,739

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,216,235	$(219,751)	$3,882	$1,000,366

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.08	($1.10)	$0.02	$5.00
DILUTED	$6.05	($1.09)	$0.02	$4.98

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,063,256
DILUTED				200,957,465
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$7,279,725	$ (42)	$-	$7,279,683
Natural gas	112,916	-	-	112,916
Competitive businesses	-	11	1,023,757	1,023,768
Total	7,392,641	(31)	1,023,757	8,416,367

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,466,242	(42)	76,392	1,542,592
Purchased power	953,017	42	48,648	1,001,707
Nuclear refueling outage expenses	117,061	-	36,386	153,447
Other operation and maintenance	1,894,419	23,498	512,700	2,430,617
Asset write-offs, impairments and related charges	-	-	288,483	288,483
Decommissioning	121,422	-	187,135	308,557
Taxes other than income taxes	441,368	672	45,675	487,715
Depreciation and amortization	984,064	2,178	113,748	1,099,990
Other regulatory credits	(38,698)	-	-	(38,698)
Total	5,938,895	26,348	1,309,167	7,274,410

OPERATING INCOME	1,453,746	(26,379)	(285,410)	1,141,957

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	108,546	-	-	108,546
Interest and investment income	208,767	(117,677)	315,573	406,663
Miscellaneous - net	(101,199)	(10,225)	(49,190)	(160,614)
Total	216,114	(127,902)	266,383	354,595

INTEREST EXPENSE
Interest expense	486,748	92,755	24,014	603,517
Allowance for borrowed funds used during construction	(49,034)	-	-	(49,034)
Total	437,714	92,755	24,014	554,483

INCOME BEFORE INCOME TAXES	1,232,146	(247,036)	(43,041)	942,069

Income taxes	81,283	(33,616)	25,763	73,430

CONSOLIDATED NET INCOME	1,150,863	(213,420)	(68,804)	868,639

Preferred dividend requirements of subsidiaries	10,797	-	1,641	12,438

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,140,066	$(213,420)	$(70,445)	$856,201

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.88	($1.10)	($0.36)	$4.42
DILUTED	$5.83	($1.09)	($0.36)	$4.38

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,876,557
DILUTED				195,685,851
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,058,354	$(59)	$ -	$9,058,295
Natural gas	129,866	-	-	129,866
Competitive businesses	-	89	1,017,591	1,017,680
Total	9,188,220	30	1,017,591	10,205,841

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,573,895	(35)	73,262	1,647,122
Purchased power	825,474	35	59,143	884,652
Nuclear refueling outage expenses	144,023	-	46,953	190,976
Other operation and maintenance	2,455,239	26,269	549,938	3,031,446
Asset write-offs, impairments and related charges	-	-	17,876	17,876
Decommissioning	174,706	-	201,789	376,495
Taxes other than income taxes	596,895	519	58,981	656,395
Depreciation and amortization	1,466,882	2,944	115,257	1,585,083
Other regulatory credits	(49,828)	-	-	(49,828)
Total	7,187,286	29,732	1,123,199	8,340,217

OPERATING INCOME	2,000,934	(29,702)	(105,608)	1,865,624

OTHER INCOME
Allowance for equity funds used during construction	125,666	-	-	125,666
Interest and investment income	254,520	(146,719)	229,274	337,075
Miscellaneous - net	(138,315)	(24,380)	(58,376)	(221,071)
Total	241,871	(171,099)	170,898	241,670

INTEREST EXPENSE
Interest expense	691,550	119,613	22,902	834,065
Allowance for borrowed funds used during construction	(54,591)	-	-	(54,591)
Total	636,959	119,613	22,902	779,474

INCOME BEFORE INCOME TAXES	1,605,846	(320,414)	42,388	1,327,820

Income taxes	102,733	2,186	(180,809)	(75,890)

CONSOLIDATED NET INCOME	1,503,113	(322,600)	223,197	1,403,710

Preferred dividend requirements of subsidiaries	16,131	-	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,486,982	$(322,600)	$221,009	$1,385,391

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.44	($1.61)	$1.11	$6.93
DILUTED	$7.40	($1.60)	$1.10	$6.90

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,823,825
DILUTED				200,910,211
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,387,472	$(51)	$-	$9,387,421
Natural gas	156,362	-	-	156,362
Competitive businesses	-	11	1,385,056	1,385,067
Total	9,543,834	(40)	1,385,056	10,928,850

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,956,272	(51)	95,797	2,052,018
Purchased power	1,298,532	51	109,486	1,408,069
Nuclear refueling outage expenses	154,255	-	36,960	191,215
Other operation and maintenance	2,544,227	34,199	720,888	3,299,314
Asset write-offs, impairments and related charges	-	-	523,722	523,722
Decommissioning	159,701	-	251,531	411,232
Taxes other than income taxes	577,123	653	66,208	643,984
Depreciation and amortization	1,297,542	2,443	147,348	1,447,333
Other regulatory charges	38,936	-	-	38,936
Total	8,026,588	37,295	1,951,940	10,015,823

OPERATING INCOME	1,517,246	(37,335)	(566,884)	913,027

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	145,781	-	-	145,781
Interest and investment income	214,788	(156,113)	146,765	205,440
Miscellaneous - net	(87,379)	(14,648)	(64,901)	(166,928)
Total	273,190	(170,761)	81,864	184,293

INTEREST EXPENSE
Interest expense	641,550	127,478	32,264	801,292
Allowance for borrowed funds used during construction	(66,831)	-	-	(66,831)
Total	574,719	127,478	32,264	734,461

INCOME BEFORE INCOME TAXES	1,215,717	(335,574)	(517,284)	362,859

Income taxes	(326,130)	(40,947)	(76,381)	(443,458)

CONSOLIDATED NET INCOME	1,541,847	(294,627)	(440,903)	806,317

Preferred dividend requirements of subsidiaries	13,828	-	2,188	16,016

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,528,019	$(294,627)	$(443,091)	$790,301

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.99	($1.54)	($2.32)	$4.13
DILUTED	$7.90	($1.52)	($2.29)	$4.09

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				191,156,159
DILUTED				193,423,076
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$525,699	$369,459	$156,240
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	563,693	565,870	(2,177)
Deferred income taxes, investment tax credits, and non-current taxes accrued	252,394	147,974	104,420
Asset write-offs, impairments and related charges	4,382	198,491	(194,109)
Changes in working capital:
Receivables	(170,000)	(103,746)	(66,254)
Fuel inventory	19,289	(1,053)	20,342
Accounts payable	213,137	(156,414)	369,551
Taxes accrued	162,300	35,766	126,534
Interest accrued	6,678	(2,170)	8,848
Deferred fuel costs	(81,460)	58,523	(139,983)
Other working capital accounts	(50,549)	32,550	(83,099)
Changes in provisions for estimated losses	(61)	9,395	(9,456)
Changes in other regulatory assets	(205,143)	43,075	(248,218)
Changes in other regulatory liabilities	125,787	(126,997)	252,784
Changes in pension and other postretirement liabilities	(92,920)	(66,011)	(26,909)
Other	(351,367)	60,145	(411,512)
Net cash flow provided by operating activities	921,859	1,064,857	(142,998)
INVESTING ACTIVITIES
Construction/capital expenditures	(990,265)	(984,206)	(6,059)
Allowance for equity funds used during construction	24,914	33,260	(8,346)
Nuclear fuel purchases	(63,793)	(653)	(63,140)
Changes in securitization account	(11,734)	(16,247)	4,513
Payments to storm reserve escrow account	(279)	(1,561)	1,282
Receipts from storm reserve escrow account	58	-	58
Increase in other investments	(12,083)	(20,703)	8,620
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	-	2,369	(2,369)
Proceeds from nuclear decommissioning trust fund sales	347,944	1,030,701	(682,757)
Investment in nuclear decommissioning trust funds	(352,451)	(1,042,885)	690,434
Net cash flow used in investing activities	(1,057,689)	(999,925)	(57,764)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,969,597	1,742,024	1,227,573
Preferred stock of subsidiary	-	33,486	(33,486)
Treasury stock	31	31,506	(31,475)
Retirement of long-term debt	(1,793,308)	(1,645,219)	(148,089)
Changes in credit borrowings and commercial paper - net	(548,014)	282,327	(830,341)
Other	2,507	(4,069)	6,576
Dividends paid:
Common stock	(186,207)	(180,956)	(5,251)
Preferred stock	(4,580)	(4,109)	(471)
Net cash flow provided by financing activities	440,026	254,990	185,036
Net increase in cash and cash equivalents	304,196	319,922	(15,726)
Cash and cash equivalents at beginning of period	935,468	635,909	299,559
Cash and cash equivalents at end of period	$1,239,664	$955,831	$283,833

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$194,435	$196,056	($1,621)
Income taxes	$7,523	($1,682)	$9,205

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,014,105	$868,639	$145,466
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,694,904	1,634,677	60,227
Deferred income taxes, investment tax credits, and non-current taxes accrued	320,726	373,723	(52,997)
Asset write-offs, impairments and related charges	16,117	225,175	(209,058)
Changes in working capital:
Receivables	(200,990)	(231,005)	30,015
Fuel inventory	(608)	(14,399)	13,791
Accounts payable	174,083	(175,246)	349,329
Taxes accrued	206,769	(2,420)	209,189
Interest accrued	10,866	(2,314)	13,180
Deferred fuel costs	(48,162)	90,319	(138,481)
Other working capital accounts	(114,492)	(19,232)	(95,260)
Changes in provisions for estimated losses	(38,029)	14,114	(52,143)
Changes in other regulatory assets	(130,533)	(92,861)	(37,672)
Changes in other regulatory liabilities	(38,371)	(19,115)	(19,256)
Changes in pension and other postretirement liabilities	(270,144)	(132,044)	(138,100)
Other	(226,075)	(400,064)	173,989
Net cash flow provided by operating activities	2,370,166	2,117,947	252,219
INVESTING ACTIVITIES
Construction/capital expenditures	(3,175,559)	(3,079,726)	(95,833)
Allowance for equity funds used during construction	89,238	108,867	(19,629)
Nuclear fuel purchases	(177,385)	(55,176)	(122,209)
Payment for purchase of assets	(24,633)	-	(24,633)
Proceeds from sale of assets	-	19,801	(19,801)
Insurance proceeds received for property damages	-	7,040	(7,040)
Changes in securitization account	791	(4,213)	5,004
Payments to storm reserve escrow account	(2,244)	(6,184)	3,940
Receipts from storm reserve escrow account	40,647	-	40,647
Decrease (increase) in other investments	(9,821)	30,370	(40,191)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	67,252	2,369	64,883
Proceeds from nuclear decommissioning trust fund sales	1,597,492	3,518,616	(1,921,124)
Investment in nuclear decommissioning trust funds	(1,661,660)	(3,566,690)	1,905,030
Net cash flow used in investing activities	(3,255,882)	(3,024,926)	(230,956)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	8,170,607	7,133,571	1,037,036
Preferred stock of subsidiary	-	33,486	(33,486)
Treasury stock	41,784	89,303	(47,519)
Common stock	-	607,650	(607,650)
Retirement of long-term debt	(5,386,227)	(5,859,714)	473,487
Repurchase of preferred membership units	-	(50,000)	50,000
Changes in credit borrowings and commercial paper - net	(548,522)	(24,550)	(523,972)
Other	(5,941)	(9,175)	3,234
Dividends paid:
Common stock	(558,121)	(526,408)	(31,713)
Preferred stock	(13,922)	(12,328)	(1,594)
Net cash flow provided by financing activities	1,699,658	1,381,835	317,823
Net increase in cash and cash equivalents	813,942	474,856	339,086

Cash and cash equivalents at beginning of period	425,722	480,975	(55,253)
Cash and cash equivalents at end of period	$1,239,664	$955,831	$283,833

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$599,683	$584,622	$15,061
Income taxes	($2,484)	($8,649)	$6,165

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,403,710	$806,317	$597,393
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,242,540	2,157,888	84,652
Deferred income taxes, investment tax credits, and non-current taxes accrued	140,953	34,234	106,719
Asset write-offs, impairments and related charges	17,620	506,651	(489,031)
Changes in working capital:
Receivables	(71,212)	21,244	(92,456)
Fuel inventory	(14,382)	(18,288)	3,906
Accounts payable	277,431	(157,883)	435,314
Taxes accrued	188,405	(6,658)	195,063
Interest accrued	14,117	12,304	1,813
Deferred fuel costs	33,665	89,774	(56,109)
Other working capital accounts	(98,368)	(97,342)	(1,026)
Changes in provisions for estimated losses	(32,229)	21,221	(53,450)
Changes in other regulatory assets	(583,231)	(110,803)	(472,428)
Changes in other regulatory liabilities	(34,037)	(408,754)	374,717
Changes in pension and other postretirement liabilities	49,024	(91,459)	140,483
Other	(465,160)	(114,756)	(350,404)
Net cash flow provided by operating activities	3,068,846	2,643,690	425,156
INVESTING ACTIVITIES
Construction/capital expenditures	(4,293,500)	(4,138,689)	(154,811)
Allowance for equity funds used during construction	125,233	146,233	(21,000)
Nuclear fuel purchases	(250,575)	(186,941)	(63,634)
Payment for purchase of plant or assets	(330,105)	(26,623)	(303,482)
Proceeds from sale of assets	9,131	31,788	(22,657)
Insurance proceeds received for property damages	-	14,787	(14,787)
Changes in securitization account	8,302	2,928	5,374
Payments to storm reserve escrow account	(4,098)	(8,220)	4,122
Receipts from storm reserve escrow account	40,647	-	40,647
Decrease (increase) in other investments	(9,872)	12,010	(21,882)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	67,252	62,012	5,240
Proceeds from nuclear decommissioning trust fund sales	2,200,227	5,825,488	(3,625,261)
Investment in nuclear decommissioning trust funds	(2,303,840)	(5,865,205)	3,561,365
Net cash flow used in investing activities	(4,741,198)	(4,130,432)	(610,766)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	10,341,432	9,564,976	776,456
Preferred stock of subsidiary	(297)	106,816	(107,113)
Treasury stock	46,343	167,972	(121,629)
Common stock	-	1,106,922	(1,106,922)
Retirement of long-term debt	(7,145,893)	(8,643,632)	1,497,739
Repurchase / redemption of preferred stock and preferred membership units	-	(103,868)	103,868
Changes in credit borrowings and commercial paper - net	(519,583)	(28,889)	(490,694)
Other	(4,499)	(8,262)	3,763
Dividends paid:
Common stock	(743,286)	(691,247)	(52,039)

Preferred stock	(18,032)	(16,196)	(1,836)
Net cash flow provided by financing activities	1,956,185	1,454,592	501,593
Net increase (decrease) in cash and cash equivalents	283,833	(32,150)	315,983
Cash and cash equivalents at beginning of period	955,831	987,981	(32,150)
Cash and cash equivalents at end of period	$1,239,664	$955,831	$283,833

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$793,270	$761,086	$32,184
Income taxes	($34,270)	($7,024)	($27,246)